UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 24, 2014

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

25 W. Easy Street #306
Simi Valley, CA 93065
Address of principal executive offices

Registrant's telephone number: (323) 266-8765

4101 Whiteside Street, Los Angeles, CA 90063
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation

On February 24, 2014, Drinks Americas Holdings, Inc. (the “Company”) entered into a second amendment agreement (the “Amendment”) with IBC Funds LLC (“IBC”), to certain 8% Convertible Unsecured Promissory Notes (the “Notes”) in principal amount of $35,000, $70,000, $150,000 and $200,000, which Notes were originally dated as of November 1, 2012 and due May 1, 2013.  As previously reported, the Notes were amended by that certain First Amendment Agreement to Convertible Promissory Notes dated January 9, 2014.

Pursuant to the Amendment, IBC agreed to waive any and all interest accrued on the Notes through March 15, 2014 and the Company agreed to include as additional events of default under the Notes the Company’s failure (i) to file with the Securities Exchange Commission, by March 1, 2014, the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013, which failure is not cured within 3 Business Days; and (ii) to file with the Securities Exchange Commission, by March 15, 2014, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended  July 31, 2013 and October 31, 2013, which failure is not cured within 3 Business Days.

The foregoing information is a summary of the Amendment, and the Notes, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 8.01	Other Events

Effective March 1, 2014, the Company’s principal executive offices will change from 4101 Whiteside Street, Los Angeles, CA 90063 to 25 W. Easy Street, #306, Simi Valley, CA 93065.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1*	Form of Convertible Promissory Note
10.2**	Second Amendment to Convertible Promissory Notes

* Incorporated by reference to the Exhibit 10.1 filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2014.
** Filed herewith.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 26, 2014

DRINKS AMERICAS HOLDINGS, LTD.

/s/ Timothy Owens
Timothy Owens, Chief Executive Officer